As filed with the Securities and Exchange Commission on April 16, 2010

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CombinatoRx, Incorporated

(Exact name of registrant as specified in its charter)

Delaware	04-3514457
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

245 First Street

Third Floor

Cambridge, Massachusetts 02142

(617) 301-7000

(Address of principal executive offices, including zip code)

Amended and Restated 2004 Incentive Plan

(Full title of the plan)

Mark H.N. Corrigan, M.D.

President and Chief Executive Officer

245 First Street, Third Floor

Cambridge, Massachusetts 02142

(617) 301-7000 (Name, address and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Justin Renz Senior Vice President and Chief Financial Officer 245 First Street, Third Floor Cambridge, Massachusetts 02142 (617) 301-7000	Jason F. Cole, Esq. Senior Vice President and General Counsel 245 First Street, Third Floor Cambridge, Massachusetts 02142 (617) 301-7000	Stuart M. Cable, Esq. Joseph L. Johnson III, Esq. Goodwin Procter LLP 53 State Street Boston, Massachusetts 02109 (617) 570-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee
Common Stock, $0.01 par value per share	32,336,113	$1.19	$38,479,974	$2,744

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement also covers such additional shares of Common Stock as may be issued to prevent dilution from stock splits, stock dividends and similar transactions.
(2)	Represents (i) an additional 12,336,113 shares of Common Stock authorized for issuance under the Amended and Restated 2004 Equity Incentive Plan (the “Plan”) and (ii) up to an additional 20,000,000 shares of Common Stock that may be added pursuant to the “evergreen” provision contained in the Plan for fiscal years 2011 through 2015. The “evergreen” provision provides that on the first day of each of the Registrant’s fiscal years from 2010 through 2015 an additional number of shares to be added annually to the shares authorized for issuance under the Plan would equal the least of (a) 4,000,000 shares, (b) a number equal to 4% of then outstanding shares of the Registrant or (c) such lesser amount as determined by the plan administrator.
(3)	The offering price of $1.19 per share has been estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and 457(h)(1) on the basis of the average high and low prices of the Common Stock, as reported on the Nasdaq Global Market on April 12, 2010.

Statement of Incorporation by Reference

This Registration Statement is being filed for the sole purpose of registering (i) an additional 12,336,113 of securities authorized for issuance under the Registrant’s Amended and Restated 2004 Incentive Plan (the “Plan”) and (ii) up to an additional 20,000,000 securities that may be added pursuant to the Plan’s “evergreen” provision which provides that on the first day of each of the Registrant’s fiscal years from 2010 through 2015 an additional number of shares to be added annually to the shares authorized for issuance under the Plan would equal the least of (a) 4,000,000 shares, (b) a number equal to 4% of then outstanding shares of the Registrant or (c) such lesser amount as determined by the administrator of the Plan.

This Registration Statement incorporates by reference the contents of the registration statements we filed on Form S-8 (File Nos. 333-131619 and 333-135356) with the Securities and Exchange Commission on February 7, 2006 and June 27, 2006, respectively, except, in each case, with respect to Item 8.

Item 8	Exhibits.

Exhibit

4.1	Amended and Restated 2004 Incentive Plan

4.2	Sixth Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.2 to Amendment No. 10 to the registrant’s registration statement on Form S-1/A filed on November 4, 2005) (File No. 333-121173)

4.3	Certificate of Amendment to the CombinatoRx, Incorporated Sixth Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to the registrant’s current report on Form 8-K filed on December 21, 2009) (File No. 000-51171)

4.3	Amended and Restated By-laws of CombinatoRx, Incorporated (incorporated herein by reference to Exhibit 3.1 to the registrant’s current report on Form 8-K filed on June 4, 2007) (File No. 000-51171)

5.1	Opinion of Goodwin Procter LLP

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Goodwin Procter LLP (included in the opinion filed as Exhibit 5.1).

24.1	Power of Attorney (included in Part II of this registration statement)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on this 16th day of April, 2010.

COMBINATORX, INCORPORATED

By:	/S/ MARK H.N. CORRIGAN, M.D.
Mark H.N. Corrigan, M.D.
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each individual whose signature appears below hereby severally constitutes and appoints Mark H.N. Corrigan, Justin Renz and Jason F. Cole and each of them singly, as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (or any registration statement that is to be effective upon filing pursuant to Rule 462(b) of the Securities Act of 1933), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated

Signature	Capacity	Date
/S/ MARK H.N. CORRIGAN, M.D. Mark H.N. Corrigan, M.D.	President, Chief Executive Officer and Director (Principal Executive Officer)	April 16, 2010

/S/ JUSTIN RENZ Justin Renz	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	April 16, 2010

/S/ FRANK HAYDU Frank Haydu	Chairman of the Board of Directors	April 16, 2010

/S/ SALLY W. CRAWFORD Sally W. Crawford	Director	April 16, 2010

/S/ TODD FOLEY Todd Foley	Director	April 16, 2010

/S/ CHRISTOPHER C. GALLEN Christopher C. Gallen	Director	April 16, 2010

/S/ BILL HUNTER Bill Hunter	Director	April 16, 2010

/S/ MICHAEL G. KAUFFMAN, M.D., PH.D. Michael G. Kauffman, M.D., Ph.D.	Director	April 16, 2010

/S/ W. JAMES O’SHEA W. James O’Shea	Director	April 16, 2010

/S/ HARTLEY T. RICHARDSON Hartley T. Richardson	Director	April 16, 2010

EXHIBIT INDEX

Exhibit

4.1*	Amended and Restated 2004 Incentive Plan

4.2	Sixth Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.2 to Amendment No. 10 to the registrant’s registration statement on Form S-1/A filed on November 4, 2005) (File No. 333-121173)

4.3	Certificate of Amendment to the CombinatoRx, Incorporated Sixth Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to the registrant’s current report on Form 8-K filed on December 21, 2009) (File No. 000-51171)

4.3	Amended and Restated By-laws of CombinatoRx, Incorporated (incorporated herein by reference to Exhibit 3.1 to the current report on Form 8-K filed on June 4, 2007) (File No. 000-51171)

5.1*	Opinion of Goodwin Procter LLP

23.1*	Consent of Ernst & Young LLP.

23.2	Consent Goodwin Procter LLP (included in the opinion filed as Exhibit 5.1).

24.1	Power of Attorney (included in Part II of this registration statement)

*	Filed herewith.